                                                                  Exhibit (h)(2)


                      TRANSFER AGENCY SERVICES AGREEMENT
                      ----------------------------------

     THIS AGREEMENT is made as of February 10, 1999 by and between PROVIDENT INSTITUTIONAL FUNDS, a Delaware business trust (the "Fund") and PFPC INC., a Delaware corporation ("PFPC").

                                  WITNESSETH:
     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   Definitions. As Used in this Agreement:
     ---------------------------------------

     (a)  "1933 Act" means the Securities Act of 1933, as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of the Fund and any other person authorized by the Fund to give Oral Instructions or Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

     (d)  "CEA" means the Commodities Exchange Act, as amended.

     (e) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

     (f) Copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

     (g)  Compliance with Rules and Regulations. PFPC undertakes to comply with
          -------------------------------------
          all applicable requirements of the Securities Laws, and "SEC" means the Securities and Exchange Commission.

     (h) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (i) "Shares" mean the shares of beneficial interest of any Portfolio or class of the Fund .

     (j) "Written Instructions" mean written instructions signed by an Authorized Person or a person reasonably believed by PFPC to be an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2.   Appointment. The Fund hereby appoints PFPC to serve as transfer agent,
     -----------
     registrar, dividend disbursing agent and shareholder servicing agent to the Fund, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.   Delivery of Documents. The Fund has provided or, where applicable, will
     ---------------------
     provide PFPC with the following:

     (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

     (b)  A copy of the Fund's most recent effective registration statement;

     (c) A copy of each Portfolio's advisory and (if applicable) sub-advisory agreement or agreements;

     (d) A copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

     (e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

     (f) A copy of any shareholder servicing agreements or arrangements made in respect of the Fund or a Portfolio; and

4. any other applicable securities laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund, any Portfolio or any other entity.

5.   Instructions.
     ------------

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

     (b) PFPC shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

     (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received, provided that in any event PFPC shall be entitled to rely on such Oral Instructions. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.   Right to Receive Advice.
     -----------------------

     (a)  Advice of the Fund. If PFPC is in doubt as to any action it should or
          ------------------
          should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b)  Advice of Counsel. If PFPC shall be in doubt as to any question of law
          -----------------
          pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

     (c)  Conflicting Advice. In the event of a conflict between directions,
          ------------------
          advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel.

     (d)  Protection of PFPC. PFPC shall be protected in any action it takes or
          ------------------
          does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this Section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC which is taken in reliance upon directions, advice or Oral Instructions or Written Instructions constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

7.   Records; Visits. The books and records pertaining to the Fund and the
     ---------------
     Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

8.   Confidentiality. PFPC agrees to keep confidential all records of the Fund
     ---------------
     and information relating to the Fund and its prior, present or imminently potential shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. Such consent shall not be unreasonably withheld. The Fund agrees that such consent shall hereby be deemed to be given where PFPC may be exposed to civil or criminal contempt proceedings or when PFPC is required to divulge such information or records to duly constituted authorities (including quasi-regulatory authorities) or independent auditors.

9.   Cooperation with Accountants. PFPC shall take all reasonable action in the
     ----------------------------
     performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as reasonably required by the Fund.

10.  Disaster Recovery. PFPC shall enter into and shall maintain in effect with
     -----------------
     appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.  Compensation. As compensation for services rendered by PFPC during the
     ------------
     term of this Agreement, the Fund, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

12.  Indemnification. The Fund, on behalf of each Portfolio, agrees to
     ---------------
     indemnify and hold harmless PFPC and its affiliates, nominees and subcontractors from any and all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements) arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC, nor any of its affiliates, nominees or subcontractors, shall be indemnified against any liability to the Fund or its shareholders (or any expenses incident to such liability) arising out of PFPC's or its affiliates' or such nominee's or such subcontractor's own willful misfeasance, bad faith, negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically set forth in this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates', nominee's or subcontractor's own willful misfeasance, bad faith, negligence or reckless disregard of such duties.

13.  Responsibility of PFPC.
     ----------------------

     (a) PFPC shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. In the performance of its duties hereunder, PFPC shall be obligated to exercise care and diligence, to act in good faith and to use its best efforts, within reasonable limits, to ensure the accuracy and completeness of all services performed under this Agreement. PFPC shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, PFPC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on its part or reckless disregard of such duties, obligations and responsibilities.

     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (1) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, mechanical breakdown, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

14.  Description of Services.
     -----------------------

     (a)  Services Provided on an Ongoing Basis, If Requested.
          ---------------------------------------------------

          (i)       Calculate service fee payments;

          (ii)      Maintain shareholder registrations;

          (iii) Review new applications and correspond with shareholders to complete or correct information;

          (iv)      Direct payment processing of wires;

          (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

          (vi)      Prepare and mail to shareholders confirmation of activity;

          (vii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

          (viii) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

          (ix) Provide periodic shareholder lists and routine/customary statistics to the Fund;

          (x) Prepare periodic mailing of year-end tax and statement information;

          (xi) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

          (xii) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time; and

          (xiii) Furnish state-by-state registration reports to the Fund periodically and upon request.

     (b)  Services Provided by PFPC Upon Oral Instructions or Written
          -----------------------------------------------------------
          Instructions.
          ------------

          (i)       Accept and post daily purchases and redemptions;

          (ii) Accept, post and perform shareholder transfers and exchanges;

          (iii)     Pay dividends and other distributions; and

          (iv)      Solicit and tabulate proxies.

     (c)  Purchase of Shares. PFPC shall issue and credit an account of an
          ------------------
          investor, in the manner described in the Portfolio's prospectus, once it receives:

          (i)       A purchase order;

          (ii)      Proper information to establish a shareholder account; and

          (iii) Confirmation of receipt or crediting of funds for such order to the Portfolio's custodian.

     (d)  Redemption of Shares. Shares shall be redeemed and payment therefor
          --------------------
          shall be made in accordance with the Portfolio's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares may be redeemed before the funds are provided to PFPC from the Portfolio's custodian (the "Custodian").

     (e)  Dividends and Distributions. Upon receipt of a resolution of the
          ---------------------------
          Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Portfolio's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Portfolio's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Portfolio as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Portfolio to its shareholders as required by tax or other law, rule or regulation.

     (f)  Communications to Shareholders. Upon timely Written Instructions, PFPC
          ------------------------------
          shall mail communications by the Fund to its shareholders, including:

          (i)       Reports to shareholders;

          (ii)      Confirmations of purchases and sales of Portfolio shares;

          (iii)     Monthly or quarterly statements;

          (iv)      Dividend and distribution notices;

          (v)       Responses to requests for share balance information;

          (vi)      Proxy material; and

          (vii)     Tax form information.

          In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

     (g)  Records. PFPC shall maintain records of the accounts for each
          -------
          shareholder showing the following information:

          (i) Name, address and United States Tax Identification or Social Security number;

          (ii)      Number and class of Shares held;

          (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

          (iv) Any stop or restraining order placed against a shareholder's account;

          (v) Any correspondence relating to the current maintenance of a shareholder's account;

          (vi)      Information with respect to withholdings; and

          (vii) Information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

          (h) Shareholder Inspection of Stock Records. Upon a request from any Portfolio shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

     15.  Duration and Termination. This Agreement shall continue until
          ------------------------
          terminated by the Fund or PFPC on sixty (60) days' prior written notice to the other party.

     16.  Notices. All notices and other communications, including Written
          -------
          Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attn:
          Rodney D. Johnson, President, with a copy to Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, Attn: W. Bruce McConnel, III, Secretary; or
          (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

     17.  Amendments. This Agreement, or any term thereof, may be changed or
          ----------
          waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

     18.  Delegation; Assignment. PFPC may assign its rights and delegate its
          ----------------------
          duties hereunder to any affiliate (as defined in the 1940 Act) of or any majority-owned direct or indirect subsidiary of PFPC or of PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice; (ii) the assignee or delegate agrees to comply with the relevant provisions of the 1940 Act; and (iii) PFPC and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation, including (without limitation) the capabilities of the assignee or delegate. Such delegate or assignee shall be bound by the terms of this Agreement as though an original party hereto. PFPC shall unconditionally guarantee the performance of the delegate or assignee under the terms and conditions of this Agreement.

     19.  Counterparts. This Agreement may be executed in two or more
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.  Further Actions. Each party agrees to perform such further acts and
          ---------------
          execute such further documents as are necessary to effectuate the purposes hereof.

     21.  Miscellaneous.
          -------------

          (a)  Entire Agreement. This Agreement embodies the entire agreement
               ----------------
               and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties or Oral Instructions.

          (b)  Captions. The captions in this Agreement are included for
               --------
               convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          (c)  Governing Law. This Agreement shall be deemed to be a contract
               -------------
               made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

          (d)  Partial Invalidity. If any provision of this Agreement shall be
               ------------------
               held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          (e)  Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
               shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (f)  Facsimile Signatures. The facsimile signature of any party to
               --------------------
               this Agreement shall constitute the valid and binding execution hereof by such party.

          (g)  Liability of Trustees, Etc. The names "Provident Institutional
               --------------------------
               Funds" and "Trustees of Provident Institutional Funds" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated October 21, 1998, which is hereby referred to and a copy of which is on file at the principal office of the Fund. The obligations of "Provident Institutional Funds" entered into in the name or on behalf thereof by any of the Trustees or officers of the Fund are not made individually, but in such capacities, and are not binding upon any of the Trustees, officers or shareholders of the Fund personally, but bind only the Fund property, and all persons dealing with any Portfolio or class of shares of the Fund must look solely to the Fund property belonging to such Portfolio or class for the enforcement of any claims against the Fund.

          (h)  Registration as a Transfer Agent. PFPC represents that it is
               --------------------------------
               currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. PFPC agrees that it will promptly notify the Fund in the event of any material change in its status as a registered transfer agent. Should PFPC fail to be registered with the appropriate agency as a transfer agent at any time during this Agreement, the Fund may, on written notice to PFPC, immediately terminate this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.

                                    By: /s/ Illegible
                                       -------------------
                                    Title: Vice President
                                          ----------------

                                    PROVIDENT INSTITUTIONAL FUNDS

                                    By:___________________
                                    Title:________________

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.

                                    By:___________________________
                                    Title:________________________

                                    PROVIDENT INSTITUTIONAL FUNDS

                                    By /s/ Rodney D. Johnson
                                       ---------------------------
                                    Title:________________________

                                   EXHIBIT A
                                   ---------


     THIS EXHIBIT A, dated as of February 10, 1999, is Exhibit A to that certain Transfer Agency Services Agreement dated as of February 10, 1999 between PFPC Inc. and Provident Institutional Funds.



                                  PORTFOLIOS
                                  ----------

                                   TempFund
                                   TempCash
                                    FedFund
                                    T-Fund
                              Federal Trust Fund
                              Treasury Trust Fund
                                   MuniFund
                                   MuniCash
                             California Money Fund
                              New York Money Fund

                          AUTHORIZED PERSONS APPENDIX


Name (Type)                                    Signature



--------------------------------------         --------------------------------


--------------------------------------         ---------------------------------


--------------------------------------         ---------------------------------


--------------------------------------         ---------------------------------


--------------------------------------         ---------------------------------


--------------------------------------         ---------------------------------


--------------------------------------         ---------------------------------


--------------------------------------         ---------------------------------